Exhibit 99.1

GENCOR RELEASES FISCAL YEAR AND FOURTH QUARTER 2014 RESULTS

December 9, 2014 (PRIME NEWSWIRE) - Gencor Industries, Inc., (NASDAQ:GENC) announced today net revenue for the year ended September 30, 2014 was $40.0 million compared to $48.9 million for the year ended September 30, 2013. Gross margin as a percentage of net revenue decreased to 19.5% for the year ended September 30, 2014 from 22.5% for the year ended September 30, 2013. Operating income for the year ended September 30, 2013 was $2.6 million compared to an operating loss of $(26) thousand for the year ended September 30, 2014.

The Company had non-operating income of $4.4 million for the year ended September 30, 2014 compared to $3.8 million for the year ended September 30, 2013. The effective income tax rate for fiscal 2014 was 21.3% versus a benefit of (6.2%) in fiscal 2013. The tax benefit in fiscal 2013 was primarily due to $2,129,000 of research and development tax credits (“R&D Credits”) for fiscal years 2007 through 2013. The Company’s net income was $3.5 million ($.36 per basic and diluted share) for the year ended September 30, 2014, compared to net income of $6.7 million ($.71 per basic and diluted share) for the year ended September 30, 2013.

Net revenue for the quarter ended September 30, 2014 was $4.9 million compared to $7.6 million for the quarter ended September 30, 2013. Traditionally, the Company has an operating loss in the fourth quarter due to the seasonality of the business. The loss from operations for the quarter ended September 30, 2014 was $(1.6) million compared to $(3) thousand for the quarter ended September 30, 2013. The Company had non-operating, net investment expense of $(0.5) million for the quarter ended September 30, 2014 compared to $1.1 million of net investment income for the quarter ended September 30, 2013. The Company had a tax benefit of $(1.6) million for the quarter ended September 30, 2014 compared to a tax benefit of $(1.2) million for the quarter ended September 30, 2013. Net income for the quarter ended September 30, 2013 was $2.2 million ($.24 per basic and diluted share) compared to a net loss of $(0.5) million (a negative $(.06) per basic and diluted share) for the quarter ended September 30, 2014.

At September 30, 2014 the Company had $94.3 million in cash and marketable securities, an increase of $1.6 million over the September 30, 2013 balance of $92.7 million. Net working capital was $107.7 million at September 30, 2014. The Company has no short or long term debt.

E.J. Elliott, Gencor’s Chairman, commented, “Sales activity continued to remain slow in the fourth quarter as uncertainty over Federal highway funding after MAP-21, which expired in September 30, 2014, impacted orders. The Company does not anticipate a significant improvement in sales until a longer term highway bill is signed. Gencor has right-sized its operations to significantly reduce its break-even point and preserve cash.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statement,” including statement about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2014: (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Position and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of the press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact: Eric Mellen, Chief Financial Officer

407-290-6000